UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

February 26, 2008 (February 22, 2008)

Date of Report (Date of earliest event reported)

ANWORTH MORTGAGE ASSET CORPORATION.

(Exact Name of Registrant as Specified in its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

001-13709	52-2059785
(Commission File Number)	(IRS Employer Identification No.)

1299 Ocean Avenue, 2nd Floor, Santa Monica, California 90401
(Address of Principal Executive Offices) (Zip Code)

(310) 255-4493

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 22, 2008, Anworth Mortgage Asset Corporation (“Anworth”) entered into addenda (the “Addenda”) to its employment agreements with Lloyd McAdams, Anworth’s Chairman, Chief Executive Officer and President, and Joseph E. McAdams, Anworth’s Chief Investment Officer and Executive Vice President. The Addenda amend the employment agreement with Lloyd McAdams to increase his annual base compensation under the employment agreement to $925,000 and permit his participation in a Restricted Stock Pool and the employment agreement with Joseph McAdams to permit his participation in a Restricted Stock Pool.

The foregoing summary is qualified in its entirety by reference to the complete text of the Addenda, copies of which are filed herewith as Exhibit 10.1 and Exhibit 10.2 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(a)	Not Applicable.

(b)	Not Applicable.

(c)	Not Applicable.

(d)	Exhibits.

Exhibit 10.1

Fourth Addendum to Employment Agreement effective February 22, 2008 by and between Anworth Mortgage Asset Corporation and Joseph Lloyd McAdams.

Exhibit 10.2

Sixth Addendum to Employment Agreement effective February 22, 2008 by and between Anworth Mortgage Asset Corporation and Joseph E. McAdams.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ANWORTH MORTGAGE ASSET CORPORATION

Date: February 26, 2008	By:	/s/ Charles J. Siegel
		Name:	Charles J. Siegel
		Title:	Senior Vice President-Finance

EXHIBIT INDEX

Exhibit #	Description
10.1	Fourth Addendum to Employment Agreement effective February 22, 2008 by and between Anworth Mortgage Asset Corporation and Joseph Lloyd McAdams.

10.2	Sixth Addendum to Employment Agreement effective February 22, 2008 by and between Anworth Mortgage Asset Corporation and Joseph E. McAdams.